Exhibit 99.1

SILVER SPIKE INVESTMENT CORP. ANNOUNCES A BROADENING OF ITS INVESTMENT STRATEGY

NEW YORK, February 20, 2024 (GLOBE NEWSWIRE) — Silver Spike Investment Corp. (“Silver Spike” or the “Company”) (Nasdaq: SSIC), a specialty finance company that has elected to be treated as a business development company, today announced that the board of directors of Silver Spike has unanimously approved an expansion of Silver Spike’s investment strategy to permit investments in companies outside of the cannabis and health and wellness sectors that otherwise meet the Company’s current investment criteria.

While the cannabis sector will continue to be a focus of Silver Spike’s investment efforts, Silver Spike believes that the broadened investment strategy will benefit Silver Spike and its stockholders by enabling Silver Spike to take advantage of investment opportunities outside of the cannabis and health and wellness sectors that offer attractive risk-adjusted returns.

The investment strategy change is expected to become effective on or about April 22, 2024.

About Silver Spike Investment Corp.

Silver Spike is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Silver Spike’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in direct loans to privately held middle-market companies, with a focus on cannabis companies and other companies in the health and wellness sector. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit ssic.silverspikecap.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy

Bill@silverspikecap.com

212-905-4933